AUGUST 12, 1999

COMPANY PRESS RELEASE

COURT APPROVES SALE OF TRUST TO GWB(USA), INC.

Chatsworth California, August 12, 1999 - Networks Electronic Corp. (OTC:NWRK) announced today that yesterday a judge of the Superior Court of the State of California for the County of Los Angeles approved of the disposition of the Mihai D. Patrichi Trust's interests in Networks Electronic Corp. pursuant to the terms of the definitive merger agreement which Networks Electronics Corp. and GWB (USA), Inc. entered into on July 19, 1999. Such approval of the transaction is one of several conditions to the consummation of the merger.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to significant risks and uncertainties that may cause results to vary from expectations. Such factors include: the possibility of adverse changes in the markets the companies serves and other risks and uncertainties regarding the operations of the company are described in Networks' most recent report on Form 10-K and 10-Q filed with the SEC.

CONTACT:
Carol Hummel, Investor Relations Networks Electronic Corp.
Ph: 818-341-0440 Ext 218